SECURITIES AND EXCHANGE COMMISSION

                   Washington, D.C.  20549

                          FORM 8-K

                       CURRENT REPORT

           Pursuant to Section 13 or 15(d) of the
               Securities Exchange Act of 1934

                     ___________________



    Date of Report (Date of earliest event reported) October 31, 2000
                         BICO, INC.
       (Exact name of registrant as specified in its charter)


 Pennsylvania                     0-10822                    25-1229323
(State of other jurisdiction    (Commission File Number)      (IRS Employer
of incorporation)                                          Identification No.)


       2275 Swallow Hill Road, Bldg. 2500, Pittsburgh, Pennsylvania 15220
        (Address of principal executive offices)               (Zip Code)


       Registrant's telephone number, including area code (412) 429-0673




         _________________________________________________________
                   (Former name or former address,
                   if changes since last report.)












Item 1.   Change in Control of Registrant.
          Not applicable.

Item 2.   Acquisition or Disposition of Assets.
          Not applicable.

Item 3.   Bankruptcy or Receivership.
          Not applicable.

Item 4.   Changes in Registrant's Certifying Accountant
          Not applicable.

Item 5.   Other Events.
          BICO, Inc. subsidiary Petrol Rem, Inc., announced today that it has acquired the majority interest in INTCO, Inc., a 19-year old petroleum treatment and oil spill remediation company with $1.1 million in revenue as of October 1, 2000, an approximate $1.4 million total revenue projection for 2000, and established clients including Texaco, Inc., Unocal, Corporation, Apache Corporation, and many other local oil producers in Southeast Louisiana.


Item 6.   Resignation of Registrant's Directors.
          Not Applicable

Item 7.   Financial Statement, Pro Forma Financial Information and Exhibits.

          (a)  Financial Statements and Businesses Acquired - Not Applicable.
          (b)  Pro Forma Financial Information - Not Applicable.
          (c)  Exhibits - Press Release.

                         SIGNATURES

      Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   BICO, INC.

                                   by  /s/   Fred E. Cooper
                                             Fred E. Cooper, CEO
DATED:  October 31, 2000





  BICO SUBSIDIARY PETROL REM FINALIZES ACQUISITION OF INTCO

     Pittsburgh, PA - October 31, 2000 - BICO, Inc. (OTCBB:BIKO) subsidiary Petrol Rem, Inc., announced today that it has acquired the majority interest in INTCO, Inc., a 19-year old petroleum treatment and oil spill remediation company with $1.1 million in revenue as of October 1, 2000, an approximate $1.4 million total revenue projection for 2000, and established clients including Texaco, Inc., Unocal, Corporation, Apache Corporation, and many other local oil producers in Southeast Louisiana.
     This acquisition is part of BICO's overall plan to put revenue-producing companies into its subsidiaries there by providing a ready revenue stream to the subsidiary as well as the parent. BICO, which is currently in a strong financial position, having in excess of $10 million cash, recently closed its public offering, which specified that part of the funds would be used for acquisitions.
      INTCO is located in the city of Houma in Southeast Louisiana on the Gulf of Mexico where 18% of all oil spills in the United States occur. 40% of these Gulf of Mexico spills occur on the Gulf coast of Southeast Louisiana.
     Use of Petrol Rem's oil spill bioremediation product by INTCO is anticipated to begin sometime in November.
      Of the acquisition by Petrol Rem, T. Eddie Lofton, president of INTCO, said, "INTCO is very happy to now be a part of Petrol Rem, a real leader in oil spill remediation. We have been looking for sometime for a product such as Petrol Rem's PRPr, which can quickly contain a spill and then bioremediate first the hydrocarbons and then itself without harming any wildlife or vegetation. The combination of INTCO's capabilities and Petrol Rem's products will, I believe, make for a formidable force in the oil spill cleanup industry in the Gulf of Mexico and on the Gulf coast. In anticipation of the market depth for this alternative technology, INTCO has already begun to receive 10,000 pounds of PRP at our warehouse, and we believe that as much as 750,000 pounds may be required per year."
      Petrol Rem produces a series of oil spill absorption and bioremediation products that absorb and biodegrade the hydrocarbon contaminant, then biodegrade themselves. The base product, PRPr, which is listed on the Environmental Protection Agency's NCP Product Schedule, is sprayed as a loose powder on open water spills and bonds immediately with the oil preventing the pollution from sinking or further contaminating wildlife and vegetation. PRP is also contained in fabric of 9.5 inches and custom-designed lengths to 10 feet and marketed as BIOSOKr and BIOBOOMr, respectively. BIOSOK is used in boat bilges while BIOBOOM is used to solve a variety of hydrocarbon spill problems, such as nonpoint source discharge of hydrocarbons into local waterways, which must be controlled by municipalities.
     BICO, Inc. has its corporate offices in Pittsburgh, PA and is involved in the development and manufacture of biomedical devices and environmental solutions. Subsidiary Petrol Rem, Inc., with corporate headquarters and manufacturing facilities also in Pittsburgh, focuses on solutions for environmental problems.

FOR FURTHER INFORMATION, CONTACT:
Investors                                  Media
Diane McQuaide                             Susan Taylor
1.412.429.0673 phone                       1.412.429.0673 phone
1.412.279.9690 fax                         1.412.279.5041 fax

INVESTOR RELATIONS NEWSLINE NUMBER:  1.800.357.6204
WEBSITE:  www.bico.com